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                                                                   EXHIBIT 10.9

                         INTERCONTINENTALEXCHANGE, INC.
                           2004 RESTRICTED STOCK PLAN

               AS AMENDED AND RESTATED, EFFECTIVE JANUARY 1, 2005

         1.       PURPOSE

         IntercontinentalExchange, Inc. (the "Corporation") established the IntercontinentalExchange, Inc. 2004 Restricted Stock Plan (the "Plan"), effective September 20, 2004. This Amendment and Restatement is intended to reflect the requirements of Section 409A of the Internal Revenue Code and is effective January 1, 2005.

         The Plan is intended to attract Employees with outstanding qualifications to the Corporation and its subsidiaries, and to retain and reward these Employees of the Corporation by providing an opportunity to obtain a proprietary interest in the Corporation.

         2.       DEFINITIONS

         The following words and phrases when used in the Plan, unless otherwise specifically defined or unless the context clearly otherwise requires, shall have the following respective meanings:

         (a) "Act" shall mean the Securities Act of 1933, as amended from time to time, and all rules promulgated thereunder.

         (b) "Award" means an award of Shares or units that convert to Shares.

         (c) "Award Agreement" means an agreement evidencing an Award as described in Section 6(a).

         (d)      "Board" shall mean the board of directors of the Corporation.

         (e) "Committee" shall mean the Compensation Committee of the Board. In addition, the Board shall have all the powers of the Committee.

         (f) "Corporation" shall mean IntercontinentalExchange, Inc., a Delaware corporation.

         (g)      "Employee" shall mean an individual who

                  (1) is employed (within the meaning of Section 3401 of the Internal Revenue Code) by the Corporation or its Subsidiaries and is a member of a select group of management or highly compensated employees within the meaning of Sections 201(1), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, or

                  (2)      is a director of the Corporation.

         (h) "Grantee" shall mean an Employee who has been granted an Award.


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         (i)      "Plan" shall mean this IntercontinentalExchange, Inc. 2004
Restricted Stock Plan, as it may be amended from time to time.

         (j) "Share" shall mean one share of Stock, adjusted under Section 8 of the Plan (if applicable).

         (k) "Stock" shall mean, prior to November 21, 2005, the Class A Common Stock, Series 2, par value $0.01 per share, of the Corporation. On November 21, 2005, each four Shares of Class A Common Stock, Series 2, par value $0.01 per share, of the Corporation subject to an Award Agreement shall become one Share of Class A Common Stock, Series 2, par value $0.01 per share, of the Corporation pursuant to Section 8, due to the one for four reverse stock split of the Corporation's Class A Common Stock, Series 1, par value $0.01 per share, and Class A Common Stock, Series 2, par value $0.01 per share, effective immediately prior to the closing of the Corporation's initial public offering on November 21, 2005. On May 20, 2006, each Share of Class A Common Stock, Series 2, par value $0.01 per share, of the Corporation subject to an Award Agreement shall become one Share of Common Stock, par value $0.01 per share, of the Corporation.

         (l) "Subsidiary" shall mean any corporation, other than the Corporation, in an unbroken chain of corporations beginning with the Corporation if, at the time of the grant of an Award, each of the corporations, other than the last corporation in the unbroken chain, owns stock possessing 50 percent or more of the combined voting power of all classes of stock in one of the other corporations in such chain.

         3.       EFFECTIVE DATE

         The Plan was adopted by the Board, effective as of September 20, 2004. Approval of the Corporation's stockholders was not necessary. When the Corporation became listed on the New York Stock Exchange in November 2005, the rules of the New York Stock Exchange required that future grants of Awards must be approved by stockholders.

         4.       STOCK RESERVED UNDER PLAN

         The aggregate number of shares of Stock that may be subject to Awards is 1,475,000 (prior to November 21, 2005, 5,900,000), subject to adjustment in the manner provided in Section 8.

         5.       ADMINISTRATION

         The Plan shall be administered and interpreted by the Committee. The Committee shall from time to time, in its sole and absolute discretion, select the Employees who are to be granted Awards and determine the number of Shares to be in each Award. A Committee member shall in no event participate in any determination relating to Awards held by or to be granted to such Committee member. The interpretation and construction by the Committee of any provisions of the Plan or of any Award shall be final and shall be given the maximum deference permitted under the law. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award.

         6.       TERMS AND CONDITIONS OF AWARDS


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         Awards provide for the transfer to an Employee of Shares that are subject to certain specified restrictions and limitations. The Committee will determine to whom an Award will be made, the number of Shares subject to the Award, the restrictions to which the Shares will be subject, and all other terms and conditions of the Award, subject to the following:

         (a) Award Agreements. All Awards made pursuant to the Plan will be evidenced by written Award Agreements in such form (which need not be the same for each Grantee) as the Committee shall from time to time determine. The Award Agreements shall comply with and be subject to the terms and conditions of the Plan. An Award must be accepted by the Grantee's execution and delivery of the Award Agreement to be valid. If the Grantee does not execute and deliver the Award Agreement within 30 days of receipt, the Committee may revoke the Award.

         (b) Number of Shares. Each Award Agreement shall state the number of Shares to which the Award pertains and shall provide for adjustment under
Section 8.

         (c) Consideration for Awards. Awards may be for past services, for future services, for the surrender of options granted under the IntercontinentalExchange, Inc. 2000 Stock Option Plan, or for any other consideration, provided that at least the par value of each Share transferred pursuant to an Award must be for consideration other than future services.

         (d) Vesting and Forfeiture. The Award Agreement will provide a vesting schedule. Vesting may be immediate or deferred. Vesting may be time-based or performance-based. Vesting may be accelerated by events such as a change in control, a sale of the Corporation or all or substantially all of the Corporation's assets, death or disability of the Grantee, but may not be deferred for more than ten (10) years. If the Grantee incurs a "separation from service," as such term is defined in Section 409A(a)(2)(A)(i) of the Internal Revenue Code, any unvested Shares shall be forfeited and the Corporation shall pay the Grantee $0.01 for each unvested Share, whether or not the Shares have been issued.

         (e) Time of Issuance. Each Award Agreement shall state the time that the Shares shall be issued to the Grantee. The issuance may be immediate (as soon as administratively feasible) or deferred (at any later time consistent with Section 409A of the Internal Revenue Code, provided that the issuance may not be more than ten years after the effective date of the Award), before or after vesting. Issuance may be accelerated by events permitted by Section 409A of the Internal Revenue Code, but may not be deferred for more than ten (10) years. Upon issuance, the Shares shall be fully paid and nonassessable and shall be issued in the name of the Grantee. However, at the request of the Grantee, the Shares may be issued in the names of the Grantee and his or her spouse (i) as joint tenants with right of survivorship, (ii) as community property, or
(iii) as tenants in common without right of survivorship or may be issued in the name of a child or a family trust.

         (f) Withholding. If the Corporation determines that it should withhold local, state, Federal or foreign taxes with respect to Shares (upon the issuance of Shares pursuant to an Award, at the time of vesting, or at any other time), the Grantee shall be required to make arrangements satisfactory to the Corporation to enable it to satisfy such withholding requirements.

         (g) Nontransferability of Awards. During the lifetime of the Grantee, the Award shall not be assignable or transferable. In the event of the Grantee's death, the Award shall not be


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transferable by the Grantee other than by will or the laws of descent and distribution. These restrictions apply only to Awards. They do not apply to Shares that have been issued.

         (h) Rights as Stockholder. A Grantee, or a transferee of a Grantee, shall have no rights as a stockholder with respect to any Shares covered by his or her Award until the Shares are issued. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities, or other property), distributions, or other rights for which the record date is prior to the date the Shares are issued, except as provided in Section 8.

         (i) Modification, Extension, and Renewal of Awards. Within the limitations of the Plan, the Committee may modify, extend, or renew outstanding Awards or accept the cancellation of outstanding Awards (to the extent the Shares have not been issued) for the granting of new Awards in substitution therefore. The foregoing notwithstanding, no modification of an Award shall, without the consent of the Grantee, alter or impair any rights or obligations under any Award previously granted.

         (j) Cancellation and Rescission. If a Grantee who has a contract of employment that defines Grantee's obligations with respect to competition with the Corporation violates such obligations, or if a Grantee that has no such contract either renders services for any organization or business which is or becomes competitive with the Corporation or engages directly or indirectly in any organization or business which is or becomes otherwise prejudicial to or in conflict with the interests of the Corporation, prior to or during a six-month period after the later of the issuance of Shares pursuant to an Award or the vesting of the Shares, such issuance shall be cancelled and rescinded. The Committee shall notify the Grantee in writing of any such cancellation and rescission within two years after such exercise. Within ten days after receiving such notice from the Committee, the Grantee shall pay to the Corporation the amount of any gain realized or payment received as a result of the cancelled and rescinded issuance of Shares.

         (k) Other Provisions. The Award agreements may contain such other provisions consistent with Section 409A of the Internal Revenue Code and not inconsistent with the terms of the Plan as the Committee shall deem advisable.

         (l) Specific Amendments of Outstanding Awards. The Committee shall amend any Award outstanding on January 1, 2005 to conform the Award to the requirements of Section 409A of the Internal Revenue Code and to provide that any Shares scheduled to be issued prior to March 1, 2006 shall be issued on March 1, 2006, any Shares scheduled to be issued after March 1, 2006 shall be issued as originally scheduled, and any Shares scheduled to be issued after 2006 shall be subject to new elections (made during 2006) regarding the time of issuance (which shall be after 2006).

         7.       TERM OF PLAN

         No Awards may be granted pursuant to the Plan after November 15, 2005.

         8.       RECAPITALIZATIONS

         The number of Shares covered by each outstanding Award shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a subdivision or consolidation of Shares or the payment of a stock dividend (but only of Stock) or any other


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increase or decrease in the number of issued Shares effected without receipt of consideration by the Corporation.

         Subject to the provisions of Section 10, if the Corporation is the surviving corporation in any merger or consolidation, each outstanding Award shall pertain and apply to the securities to which a holder of the number of Shares subject to the Award would have been entitled.

         To the extent that the foregoing adjustments relate to securities of the Corporation, such adjustments shall be made by the Committee, whose determination shall be conclusive and binding on all persons.

         Except as expressly provided in this Section 8 and Section 10,

         (a) the Grantee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend, or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, consolidation, or spin-off of assets or stock of another corporation, and

         (b) any issuance by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment shall be made with respect to, the number of Shares subject to an Award.

         The grant of an Award under the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure; to merge or consolidate; or to dissolve, liquidate, sell, or transfer all or any part of its business or assets.

         9.       RESTRICTIONS ON SHARES ISSUED

         The Corporation (or a representative of the Corporation's underwriter(s)) may, in connection with the first underwritten registration of the offering of any securities of the Corporation, require that Grantee not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale with respect to, any Shares or other securities of the Corporation held by Grantee, for a period of time specified by the underwriter(s) (not to exceed 12 months) following the Corporation's effective date of registration. Grantee will execute and deliver such other agreements that are reasonably requested by the Corporation or the underwriter(s) that are consistent with the foregoing or that are necessary to give further effect thereto, and the Corporation may impose stop-transfer instructions with respect to Grantee's Shares until the end of such specified period.

         10.      SECURITIES LAW REQUIREMENTS

         (a) Legality of Issuance. No Shares shall be issued pursuant to an Award unless and until the Corporation has determined that:

                  (1) it and the Grantee have taken all actions required to register the Shares under the Act, or to perfect an exemption from the registration requirements of the Act or any state or other securities laws;


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                  (2)      any applicable listing requirement of any stock
exchange on which the Stock is listed has been satisfied; and

                  (3) all other applicable provisions of Federal, state or any other law have been satisfied.

         Regardless of whether the issuance of Shares under the Plan has been registered under the Act or has been registered or qualified under the securities laws of any state, the Corporation may impose restrictions upon the sale, pledge, or other transfer of such Shares (including the placement of appropriate legends on stock certificates) if, in the judgment of the Corporation and its counsel, restrictions are necessary or desirable in order to achieve compliance with the provisions of the Act, the securities laws of any state, or any other law. If the issuance of Shares under the Plan is not registered under the Act but an exemption is available that requires an investment representation or other representation, each Grantee shall be required to represent that the Shares are being acquired for investment, and not with a view to sale or distribution, and to make any other representations as are deemed necessary or appropriate by the Corporation and its counsel. Stock certificates evidencing Shares acquired under the Plan pursuant to an unregistered transaction shall bear the following restrictive legend and any other restrictive legends as are required or deemed advisable under the provisions of any applicable law:

         THE SALE OF THE SECURITIES REPRESENTED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT"). ANY TRANSFER OF SUCH SECURITIES WILL BE INVALID UNLESS (i) A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER, OR (ii) IN THE OPINION OF COUNSEL FOR THE ISSUER, SUCH REGISTRATION IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT.

         Any determination by the Corporation and its counsel in connection with any of the matters set forth in this Section 10 shall be conclusive and binding on all persons.

         (b) Registration or Qualification of Securities. The Corporation may, but shall not be obligated to, register or qualify the issuance of Shares under the Act or any other applicable law. The Corporation shall not be obligated to take any affirmative action to cause the issuance of Shares under the Plan to comply with any law.

         (c) Exchange of Certificates. If, in the opinion of the Corporation and its counsel, any legend placed on a stock certificate representing shares issued under the Plan is no longer required, the holder of the certificate shall be entitled to exchange the certificate for a certificate representing the same number of Shares but lacking the legend.

         11.      LEGENDS

         The Corporation reserves the right to cause appropriate legends to be imprinted on the certificates representing Shares to reflect all restrictions and limitations referred to in this Plan.


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         12.      AMENDMENT OF THE PLAN

         The Board may from time to time, with respect to any Shares at the time not subject to Awards, suspend, discontinue, or terminate the Plan or revise or amend it in any respect whatsoever. No amendment may materially adversely affect a previously granted Award without the consent of the Grantee. The rules of the New York Stock Exchange require that material amendments to the Plan must be approved by stockholders.

         13.      NUMBER AND GENDER

         The masculine, feminine, and neuter, wherever used in the Plan or in any Award Agreement, shall refer to either the masculine, feminine, or neuter. Unless the context otherwise requires, the singular shall include the plural and the plural the singular.

         14.      GOVERNING LAW

         The laws of the State of Georgia (without regard to conflict of laws provisions) shall govern all matters relating to this Plan, except to the extent superseded by Federal law.

         15.      EXECUTION

         To record the amendment and restatement of the Plan by the Board on February 3, 2006, the Corporation has caused its authorized officers to affix the corporate name and seal hereto.

         IN WITNESS WHEREOF, this Amended and Restated 2004 Restricted Stock Plan is executed by duly authorized officers.

                                       INTERCONTINENTALEXCHANGE, INC.



                                       By /s/ Jeffrey C. Sprecher
                                          -------------------------------------
                                          Jeffrey C. Sprecher, Chairman and
                                          Chief Executive Officer



                                       By /s/ Johnathan H. Short
                                          -------------------------------------
                                          Johnathan H. Short, Senior Vice
                                          President, General Counsel and
                                          Corporate Secretary


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